                                                    Health Management, Inc.
                                                           and Subsidiaries

                                   Computation of Earnings (Loss) Per Share

========================================================================================
Year ended April 30,                                 1996            1995           1994
- ----------------------------------------------------------------------------------------
Net income (loss) - primary                  $(10,927,341)   $  1,946,188   $  4,000,958

Addback:

   Interest from subordinated debentures
   (net of tax effect)                               --              --            9,587
- ----------------------------------------------------------------------------------------
Net income (loss) - fully diluted            $(10,927,341)   $  1,946,188   $  4,010,545
========================================================================================

Weighed average shares outstanding

   Common stock                                93,220,004       9,194,816      7,236,147

   Common stock equivalents                        92,496         213,484        146,893
- ----------------------------------------------------------------------------------------
Primary                                         9,414,500       9,408,300      7,383,040

   Additional common stock equivalents               --            12,516           --

   Shares issuable upon conversion of
      convertible debentures                         --              --          210,425
- ----------------------------------------------------------------------------------------
Fully diluted                                   9,414,500       9,420,816      7,593,465
========================================================================================

Earnings (loss) per share of common stock
           - primary                         $      (1.16)   $        .21   $        .54

           - fully diluted                   $      (1.16)   $        .21   $        .53